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                                                                    EXHIBIT 10.8


                                 LOAN AGREEMENT


This agreement (the "Agreement") sets forth the conditions upon which Forval Corporation ("Forval") will provide a loan to PPOL, Inc. ("PPOL") to be used for PPOL's operating funds.

1. Forval will provide a loan to PPOL in the amount of 90,000,000 Yen on June 2, 2004.

         1) PPOL has requested that a portion of the remittance be made in US Dollars. This request has been accepted by Forval.
         2) Forval will remit a portion of the 90,000,000 Yen in US Dollars minus a remittance fee, and remit the remaining amount of the loan in Yen. This offer is accepted by PPOL.
         3)       Regardless of the remittance date, the foregoing date (June 2,
                  2004) will serve as the loan execution date, as well as the date of reckoning.

2        Repayment of the Loan

         1) If by the due date of December 30, 2004, PPOL successfully raises funds through the allocation of new shares to a third party, PPOL will make a lump-sum full payment of the remaining loan to Forval by said date.
         2) If PPOL is unable to raise fund by the allocation of new shares to a third party, PPOL may pay off the outstanding loan by issuing new shares of equivalent value to Forval.
         3)       The issuing share price will be the market value, based on the share's OTCBB closing price from the preceding day.

3 The interest rate will be at 2% per annum. PPOL will pay the interest by the end of September for the period beginning on the loan execution date through the end of September. PPOL will pay by the date of full payment the interest for the period beginning October 1, 2004 through the date of full payment to an account designated by Forval.

4 PPOL forfeits its payment period advantages and must make payments immediately, without any notice from Forval, if any of the following apply:

         1) Actions such as a provisional attachment, a provisional injunction or a seizure or public auction are taken against PPOL, or PPOL declares corporate rehabilitation, corporate reorganization, bankruptcy or settlement.

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         2)       PPOL's payments are suspended or if it issues drafts or checks with insufficient funds. 3) PPOL experiences any remarkable deterioration of credit or a breach of trust.

This constitutes a loan agreement between Forval and PPOL. Both parties will sign and seal two (2) copies of this agreement and each party will keep one (1) original copy.

June 2, 2004

_______________________________________
Hideo Ohkubo
CEO, Forval Corporation
5-52-2 Jingu-mae, Shibuya-ku, Tokyo, Japan


_______________________________________
Nobuo Takada
CEO, PPOL, Inc.
One City Boulevard West, Suite 870
Orange, California, USA

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